FOR IMMEDIATE RELEASE

The Oncology Institute Reports Third Quarter 2024 Financial Results
CERRITOS, Calif., November 13, 2024 -- The Oncology Institute, Inc. (NASDAQ: TOI) (“TOI” or the “Company”), one of the largest value-based community oncology groups in the United States, today reported financial results for its three and nine months ended September 30, 2024.
Recent Operational Highlights Include
•79.9% increase in Dispensary segment revenue compared to prior year quarter
•Welcomed Rob Carter, as our new Chief Financial Officer
•3 new capitation contracts signed across 2 states including both medical and radiation oncology services, which brings to 13 our 2024 newly signed capitation contracts
•Started second capitation contract in Florida directly with a health plan partner, bringing total estimated Medicare Advantage lives to 27,000 in this state
•Achieved certification to start radiopharmaceutical therapy in California, one of the few community-based centers to offer this outside of the hospital setting
•Opened first two clinics in Oregon, in Portland and Salem, aligned to first capitation contract start in this state
•6% reduction in SG&A expenses and revenue increase of 21.8% compared to prior year quarter

Third Quarter 2024 Financial Highlights
•Consolidated revenue of $99.9 million, an increase of 21.8% from $82.0 million in the prior year quarter
•Gross profit of $14.4 million, a decrease of 10.1% compared to the prior year quarter, and gross margin of 14.4%, a decrease from 19.5% in the prior year quarter
•Net loss of $16.1 million compared to net loss of $17.4 million for the prior year quarter
•Basic and diluted (loss) earnings per share of $(0.18) compared to $(0.19) for the prior year quarter
•Adjusted EBITDA of $(8.2) million compared to $(5.3) million for the prior year quarter
•Cash and cash equivalents of $47.4 million as of September 30, 2024
Management Commentary
Daniel Virnich, CEO of TOI, commented, "We are pleased to report strong results for the third quarter of 2024, which reflect our continued focus on growth, operational efficiency, and delivering value to our customers and shareholders. During this period, we continued to break monthly fill records for our oral drug revenue. We recorded a revenue increase of 21.8% compared to prior year quarter, while further reducing SG&A. Our performance underscores the effectiveness of our strategy and the commitment of our team, particularly as we navigate a dynamic environment."
Third Quarter 2024 Results (for the three months ended September 30, 2024)
Consolidated revenue for Q3 2024 was $99.9 million, an increase of 21.8% compared to Q3 2023, and a 1.3% increase compared to Q2 2024.
Revenue for patient services was $49.8 million, down 7.2% compared to Q3 2023. Dispensary revenue increased 79.9% compared to Q3 2023 primarily due to an increase in the number of filled prescriptions for our California pharmacy. Clinical trials & other revenue increased by 20.5% compared to Q3 2023 primarily due to an increase in California Proposition 56 revenue and TOI Clinical Research revenue.

Gross profit in Q3 2024 was $14.4 million, a decrease of 10.1% compared to Q3 2023. The decrease was primarily driven by ongoing cost management fluctuations and DIR fee run out of oral and IV drugs. Gross profit is calculated by subtracting direct costs of patient services, dispensary, and clinical trials and other from consolidated revenues.
Selling, general and administrative ("SG&A") expenses in Q3 2024 were $26.6 million or 26.7% of revenue, compared with $28.2 million, or 34.4% of revenue, in Q3 2023. During Q3 2024, share-based compensation expense was $2.4 million. The decrease in SG&A expenses was due to a re-alignment and negotiations with our vendors and a decrease in share-based compensation expense of approximately $2.3 million compared to the same quarter prior year.
Net loss for Q3 2024 was $16.1 million, a decrease of $1.3 million compared to Q3 2023 primarily due to a change in the fair value of derivative liabilities of $20 thousand resulting in a gain in Q3 2024 as compared to $1.5 million loss in Q3 2023.
Adjusted EBITDA was $(8.2) million, a decrease of $2.9 million compared to Q3 2023, primarily due to a decrease in gross profit.
Nine Months ended 2024 Results (for the nine months ended September 30, 2024)
Consolidated revenue for the nine months ended September 30, 2024 was $293.1 million, an increase of 22.9% compared to the same period prior year.

Revenue for patient services in the nine months ended September 30, 2024 was $154.7 million, down 1.7% compared to the same period prior year. Dispensary revenue increased 73.6% compared to the same period prior year due to an increase in the number of filled prescriptions related to our California pharmacy. Clinical trials & other revenue increased by 25.8% compared to the same period prior year primarily due to an increase in California Proposition 56 revenue and TOI Clinical Research revenue.

Gross profit for the nine months ended September 30, 2024 was $39.4 million, a decrease of 12.9% compared to the same period prior year. The decrease was primarily driven by ongoing cost management fluctuations. Gross profit is calculated by subtracting direct costs of patient services, dispensary, and clinical trials and other from consolidated revenues.

SG&A expenses for nine months ended September 30, 2024 were $83.0 million or 28.3% of revenue, compared with $85.8 million or 36.0% of revenue, for the same period prior year. During the nine months ended September 30, 2024, share-based compensation expense was $9.9 million compared to $13.7 million for the same period of 2023.

Net loss for the nine months ended September 30, 2024 was $51.5 million, a decrease of $12.8 million compared to the same period prior year, primarily due to a $16.9 million goodwill impairment for the nine months ended September 30, 2023 that did not occur in the same period of 2024, partially offset by the change in the fair value of derivative liabilities.

Adjusted EBITDA was $(27.8) million, a decrease of $8.2 million compared to the same period prior year, primarily due to a decrease in gross profit.

Review of Strategic Alternatives
TOI has completed its review of strategic, financial, and operational alternatives. After a thorough and careful assessment of a range of options, the Company’s Board of Directors has determined that the best course of action is to continue with its current strategic plan. This decision reflects the Board’s confidence in the Company’s core strengths, market position, and growth potential in light of our recent positive business development activity.
Webcast and Conference Call
TOI will host a conference call on Wednesday, November 13, 2024 at 5:00 p.m. (Eastern Time) to discuss third quarter results and management’s outlook for future financial and operational performance.
The conference call can be accessed live over the phone by dialing 1-877-407-0789, or for international callers, 1-201-689-8562. A replay will be available two hours after the call and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the live call and the replay is 13744947. The replay will be available until August 20, 2024.
Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the Investor Relations section of TOI's website at https://investors.theoncologyinstitute.com.

About The Oncology Institute, Inc.
Founded in 2007, TOI is advancing oncology by delivering highly specialized, value-based cancer care in the community setting. TOI offers cutting-edge, evidence-based cancer care to a population of approximately 1.9 million patients including clinical trials, transfusions, and other services traditionally associated with the most advanced care delivery organizations. With nearly 120 employed clinicians and more than 700 teammates in over 72 clinic locations and growing. TOI also provides some management services to an additional 14 independent oncology practices. TOI is changing oncology for the better. For more information visit www.theoncologyinstitute.com.
Forward-Looking Statements
This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “preliminary,” “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “predict,” “potential,” “guidance,” “approximately,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, anticipated financial results, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations. These statements are based on various assumptions and on the current expectations of TOI and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by anyone as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of TOI. These forward-looking statements are subject to a number of risks and uncertainties, including the accuracy of the assumptions underlying the 2024 outlook discussed herein, the outcome of judicial and administrative proceedings to which TOI may become a party or investigations to which TOI may become or is subject that could interrupt or limit TOI’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in TOI’s patient or payors' preferences, prospects and the competitive conditions prevailing in the healthcare sector; failure to address the need to meet stock exchange continued listing standards and the possibility that the Company may have to effect a reverse stock split; the impact of COVID-19 on TOI’s business; those factors discussed in the documents of TOI filed, or to be filed, with the SEC, including the Item 1A. "Risk Factors" section of TOI's Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 28, 2024 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that TOI currently is evaluating or does not presently know or that TOI currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect TOI’s plans or forecasts of future events and views as of the date of this press release. TOI anticipates that subsequent events and developments will cause TOI’s assessments to change. TOI does not undertake any obligation to update any of these forward-looking statements. These forward-looking statements should not be relied upon as representing TOI’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Financial Information; Non-GAAP Financial Measures
Some of the financial information and data contained in this press release, such as Adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). TOI’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented in this press release in conjunction with TOI’s financial statements and the related notes thereto.
TOI believes that the use of Adjusted EBITDA provides an additional tool to assess operational performance and results of our performance to plan and forecast future periods, and factors and trends in, and in comparing our financial measures with, other similar companies, many of which present similar non-GAAP financial measures to investors. The principal limitation of Adjusted EBITDA is that it excludes significant expenses and income that are required by GAAP to be recorded in TOI's financial statements.

TOI defines Adjusted EBITDA as net (loss) income plus depreciation, amortization, interest, taxes, non-cash items, share-based compensation, goodwill impairment charges, change in fair value of liabilities, unrealized gains or losses on investments and other adjustments to add-back the following: consulting and legal fees related to acquisitions, one-time consulting and legal fees related to certain advisory projects, software implementations and debt or equity financings, severance expense and temporary labor and recruiting charges to build out our corporate infrastructure. A reconciliation of Adjusted EBITDA to net loss, the most comparable GAAP metric, is set forth below.

Adjusted EBITDA Reconciliation
	Three Months Ended September 30,		Change
(dollars in thousands)	2024	2023	$	%
Net loss	$(16,113)	$(17,419)	$1,306	(7.5)%
Depreciation and amortization	1,573	1,698	(125)	(7.4)%
Interest expense, net	2,225	1,755	470	26.8%
Income tax expense	—	136	(136)	(100.0)%
Non-cash addbacks(1)	(102)	(13)	(89)	684.6%
Share-based compensation	2,388	4,658	(2,270)	(48.7)%
Changes in fair value of liabilities	(20)	1,464	(1,484)	(101.4)%
Unrealized (gains) losses on investments	(18)	(156)	138	(88.5)%
Practice acquisition-related costs(2)	—	41	(41)	(100.0)%
Post-combination compensation expense(3)	45	399	(354)	(88.7)%
Consulting and legal fees(4)	352	1	351	35,100.0%
Infrastructure and workforce costs(5)	1,473	1,978	(505)	(25.5)%
Transaction costs(6)	—	112	(112)	(100.0)%
Adjusted EBITDA	$(8,197)	$(5,346)	$(2,851)	53.3%
(1)    During the three months ended September 30, 2024, non-cash addbacks were primarily comprised of non-cash rent of $104 offset by net credit loss of $2. During the three months ended September 30, 2023, non-cash addbacks were primarily comprised of net bad debt expense of $32 offset by non-cash rent of $45.
(2)    Practice acquisition-related costs were comprised of consulting and legal fees incurred to perform due diligence, execute, and integrate acquisitions of various oncology practices.
(3)    Deferred consideration payments for practice acquisitions that are contingent upon the seller’s future employment at the Company.
(4)    Consulting and legal fees were comprised of a subset of the Company’s total consulting and legal fees, and related to certain non-recurring advisory projects during the three months ended September 30, 2024. During the three months ended September 30, 2023, these fees related to non-recurring advisory projects, including software implementations.
(5)    Infrastructure and workforce costs were comprised of recruiting expenses to build out corporate infrastructure of $218 and $701, software implementation fees of $0 and $37, severance expenses resulting from cost rationalization programs of $67 and $633, temporary labor of $142 and $310 and non-recurring legal fees related to infrastructure build out of $948 and $2 during the three months ended September 30, 2024 and 2023, respectively.
(6)    Transaction costs incurred during the three months ended September 30, 2023 were comprised of consulting, legal, administrative and regulatory fees associated with non-recurring due diligence projects.

	Nine Months Ended September 30,		Change
(dollars in thousands)	2024	2023	$	%
Net loss	$(51,481)	$(64,314)	$12,833	(20.0)%
Depreciation and amortization	4,580	4,296	284	6.6%
Interest expense, net	6,328	4,836	1,492	30.9%
Income tax expense	—	278	(278)	(100.0)%
Non-cash addbacks(1)	(210)	152	(362)	(238.2)%
Share-based compensation	9,862	13,730	(3,868)	(28.2)%
Goodwill impairment charges	—	16,867	(16,867)	N/A
Changes in fair value of liabilities	(3,140)	(2,884)	(256)	8.9%
Unrealized (gains) losses on investments	(134)	(31)	(103)	N/A
Practice acquisition-related costs(2)	—	112	(112)	(100.0)%
Post-combination compensation expense(3)	361	1,561	(1,200)	N/A
Consulting and legal fees(4)	772	1,515	(743)	(49.0)%
Infrastructure and workforce costs(5)	5,197	4,095	1,102	26.9%
Transaction costs(6)	18	140	(122)	(87.1)%
Adjusted EBITDA	$(27,847)	$(19,647)	$(8,200)	41.7%

(1)    During the nine months ended September 30, 2024, non-cash addbacks were primarily comprised of non-cash rent of $261, offset by net reversal of bad debt recovery of $51. During the nine months ended September 30, 2023, non-cash addbacks were primarily comprised of non-cash rent of $120 and net credit losses of $31.
(2)    Practice acquisition-related costs were comprised of consulting and legal fees incurred to perform due diligence, execute, and integrate acquisitions of various oncology practices.
(3)    Deferred consideration payments for practice acquisitions that are contingent upon the seller’s future employment at the Company.
(4)    Consulting and legal fees were comprised of a subset of the Company’s total consulting and legal fees, and related to certain non-recurring advisory projects during the nine months ended September 30, 2024. During the nine months ended September 30, 2023, these fees related to non-recurring advisory projects, including software implementations.
(5)    Infrastructure and workforce costs were primarily comprised of non-recurring legal fees related to infrastructure build out of $3,307 and 2,035, recruiting expenses to build out corporate infrastructure of $930 and $1,593, severance expenses resulting from cost rationalization programs of $219 and $898, and temporary labor of $468 and $1,217 during the nine months ended September 30, 2024 and 2023, respectively.
(6)    Transaction costs incurred during the nine months ended September 30, 2024 were comprised of consulting, legal, administrative and regulatory fees associated with non-recurring due diligence projects.
Key Business Metrics

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Clinics (1)	86	84	86	84
Markets	14	15	14	15
Lives under value-based contracts (millions)	1.9	1.8	1.9	1.8
Adjusted EBITDA (in thousands)	$(8,196)	$(5,346)	$(27,847)	$(19,647)
(1)     Includes independent oncology practices to which we provide limited management services, but do not bear the operating costs.

Consolidated Balance Sheets (Unaudited)
(in thousands except share data)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$47,402	$33,488
Marketable securities	—	49,367
Accounts receivable, net	54,502	42,360
Other receivables	358	551
Inventories	10,106	13,678
Prepaid expenses and other current assets	4,057	4,049
Total current assets	116,425	143,493
Property and equipment, net	12,274	10,883
Operating right of use assets	27,083	29,169
Intangible assets, net	15,583	17,904
Goodwill	7,230	7,230
Other assets	588	561
Total assets	$179,183	$209,240
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$24,572	$14,429
Current portion of operating lease liabilities	6,749	6,363
Accrued expenses and other current liabilities	15,436	13,996
Total current liabilities	46,757	34,788
Operating lease liabilities	24,664	26,486
Derivative warrant liabilities	64	636
Conversion option derivative liabilities	514	3,082
Long-term debt, net of unamortized debt issuance costs	91,537	86,826
Other non-current liabilities	133	365
Deferred income taxes liability	32	32
Total liabilities	163,701	152,215
Stockholders’ equity:
Common Stock, $0.0001 par value, authorized 500,000,000 shares; 77,292,849 shares issued and 75,559,075 shares outstanding at September 30, 2024 and 75,879,025 shares issued and 74,145,251 shares outstanding at December 31, 2023	8	8
Series A Convertible Preferred Stock, $0.0001 par value, authorized 10,000,000 shares; 165,045 shares issued and outstanding at September 30, 2024 and December 31, 2023	—	—
Additional paid-in capital	214,124	204,186
Treasury Stock at cost, 1,733,774 shares at September 30, 2024 and December 31, 2023	(1,019)	(1,019)
Accumulated deficit	(197,631)	(146,150)
Total stockholders’ equity	15,482	57,025
Total liabilities and stockholders’ equity	$179,183	$209,240

Consolidated Statements of Operations (Unaudited)
(in thousands except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue
Patient services	$49,752	$53,634	$154,666	$157,333
Dispensary	48,210	26,792	132,329	76,228
Clinical trials & other	1,939	1,609	6,150	4,890
Total operating revenue	99,901	82,035	293,145	238,451
Operating expenses
Direct costs – patient services	45,118	44,961	141,137	132,653
Direct costs – dispensary	40,091	21,072	111,701	60,328
Direct costs – clinical trials & other	326	24	946	276
Goodwill impairment charges	—	—	—	16,867
Selling, general and administrative expense	26,646	28,205	82,970	85,761
Depreciation and amortization	1,573	1,698	4,580	4,296
Total operating expenses	113,754	95,960	341,334	300,181
Loss from operations	(13,853)	(13,925)	(48,189)	(61,730)
Other non-operating expense (income)
Interest expense, net	2,225	1,755	6,328	4,836
Change in fair value of derivative warrant liabilities	(20)	203	(572)	(58)
Change in fair value of earnout liabilities	—	(23)	—	(792)
Change in fair value of conversion option derivative liabilities	—	1,284	(2,568)	(2,034)
Other, net	55	140	104	354
Total other non-operating (income) loss	2,260	3,359	3,292	2,306
Loss before provision for income taxes	(16,113)	(17,284)	(51,481)	(64,036)
Income tax expense	—	(135)	—	(278)
Net loss	$(16,113)	$(17,419)	$(51,481)	$(64,314)
Net loss per share attributable to common stockholders:
Basic	$(0.18)	$(0.19)	$(0.56)	$(0.71)
Diluted	$(0.18)	$(0.19)	$(0.56)	$(0.71)
Weighted-average number of shares outstanding:
Basic	75,524,823	73,469,101	74,838,340	73,679,454
Diluted	75,524,823	73,469,101	74,838,340	73,679,454

Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(51,481)	$(64,314)
Adjustments to reconcile net loss to cash and cash equivalents used in operating activities:
Depreciation and amortization	4,580	4,296
Amortization of debt issuance costs and debt discount	4,711	4,633
Goodwill impairment charges	—	16,867
Share-based compensation	9,863	13,731
Change in fair value of liability classified warrants	(572)	(58)
Change in fair value of liability classified earnouts	—	(792)
Change in fair value of liability classified conversion option derivatives	(2,568)	(2,034)
Realized loss on sale of investments	—	11
Unrealized (gain) loss on investments	(134)	(44)
Accretion of discount on investment securities	(499)	(712)
Deferred taxes	—	50
Credit losses	—	31
Loss on disposal of property and equipment	51	—
Changes in operating assets and liabilities:
Accounts receivable	(12,142)	(8,657)
Other receivables	193	153
Inventories	3,572	(2,913)
Prepaid expenses and other current assets	(8)	2,728
Operating right-of-use assets	2,086	4,448
Other assets	(27)	(83)
Accounts payable	8,476	3,961
Current and long-term operating lease liabilities	(1,436)	(3,909)
Accrued expenses and other current liabilities	4,815	579
Income taxes payable	—	—
Other non-current liabilities	(204)	(394)
Net cash and cash equivalents used in operating activities	(30,724)	(32,422)
Cash flows from investing activities:
Purchases of property and equipment	(2,034)	(3,706)
Cash paid for practice acquisitions, net	—	(4,300)
Purchases of marketable securities/investments	—	(9,683)
Sales of marketable securities/investments	50,000	68,702
Net cash and cash equivalents provided by investing activities	47,966	51,013
Cash flows from financing activities:
Payments made for financing of insurance payments	(1,002)	(3,010)
Payment of deferred consideration liability for acquisition	(2,372)	(959)
Principal payments on financing leases	(29)	(91)
Common stock repurchase	—	(1,019)
Common stock issued for options exercised	75	13
Net cash and cash equivalents used in financing activities	(3,328)	(5,066)
Net increase in cash and cash equivalents	13,914	13,525
Cash and cash equivalents at beginning of period	33,488	14,010
Cash and cash equivalents at end of period	$47,402	$27,535

Contacts
Media
The Oncology Institute, Inc.
Daniel Virnich, MD
danielvirnich@theoncologyinstitute.com
(562) 735-3226 x 81125

Revive
Michael Petrone
mpetrone@reviveagency.com
(615) 760-4542
Investors
Solebury Strategic Communications
investors@theoncologyinstitute.com